Exhibit 1.01

Patterson-UTI Energy, Inc.

Conflict Minerals Report

For the Year Ended December 31, 2018

This Conflict Minerals Report (the “Report”) for the reporting period ended December 31, 2018 is presented by Patterson-UTI Energy, Inc. and its consolidated subsidiaries (“we”, “us” or the “Company”) to comply with Rule 13p-1 and Form SD promulgated under the Securities Exchange Act of 1934, as amended (the “Rule”).

I.Introduction

The Company’s Business

The Company is a Houston, Texas-based oilfield services company that primarily owns and operates one of the largest fleets of land-based drilling rigs in the United States and a large fleet of pressure pumping equipment.  One of the Company’s subsidiaries, Warrior Rig Technologies Limited (“Warrior”), manufactures and sells pipe handling components and related technology to drilling contractors.  Due to the acquisition of Warrior and its manufacturing business by the Company in November 2016, the Company is subject to the Rule for reporting periods beginning with the year ended December 31, 2018.

Products Covered by This Report

This Report relates to the products that were manufactured or contracted to be manufactured for the period covered by this Report; and that contained gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten (“3TG”), that may be considered necessary to the functionality or production of such products, and that we had reason to believe may have originated in the Democratic Republic of the Congo and adjoining countries (“Covered Countries”) and may not have come from recycled or scrap sources.

For the period covered by this Report, these product(s) are top drives, make/break machines, variable frequency drives and hydraulic power units (collectively, the “Covered Products”).

As described below, although Warrior does not directly purchase 3TG from mines, smelters, or refiners nor make direct purchases of any minerals in the Covered Countries, Warrior purchases certain components and products that may contain metal, some of which may contain 3TG.  These components and products are incorporated into the Covered Products and, therefore, the Covered Products are subject to the reporting obligations of the Rule.  This Report covers all of the Covered Products together.

II.Due Diligence Design and Process

Our conflict minerals program is designed to conform, in all material respects, to the Organisation for Economic Co-operation and Development (the “OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and related Supplements on Tin, Tantalum, Tungsten and on Gold (the “OECD Guidance”).  In accordance with the OECD Guidance, we took the following measures as part of our due diligence process.

The Company has adopted a policy relating to Conflict Minerals (the “Company Policy”), which is available at https://patenergy.com/investors/corporate-governance/default.aspx. For humanitarian reasons, the Company is committed to the responsible sourcing of materials, products, and components necessary to the functionality of the products that it manufactures or contracts to manufacture. We have also asked our suppliers to cooperate with us as we comply with the Rule, and expect them to ask their suppliers to do the same.

As a downstream company, Warrior’s supply chain with respect to the Covered Products is complex.  There are many third parties in Warrior’s supply chain with respect to the Covered Products between the ultimate manufacture of the Covered Products and the original sources of 3TG. Warrior does not directly purchase 3TG from mines, smelters, or refiners nor make direct purchases of any minerals in the Covered Countries, although Warrior purchases certain components and products that contain metal, some of which may contain 3TG. The majority of Warrior’s suppliers of these components and products are several steps removed from smelters and mines, purchasing their components and products from suppliers who are also removed from direct interaction with smelters, refiners and mines. The Company must rely on Warrior’s suppliers to provide information regarding the origin of 3TG that are included in the Covered Products. Moreover, the Company believes that the smelters and refiners (“SORs”) of the 3TG are best situated to identify the sources of 3TG, and therefore has taken steps to identify the applicable SORs of 3TG in Warrior’s supply chain.

The Company’s established due diligence process is designed to identify the source of any 3TG contained in its products. The Company’s due diligence process is an ongoing process carried out by a team of employees from the Company’s legal department and Warrior’s supply chain management and procurement departments. The team conducted an assessment to determine (1) which products are Covered Products, and (2) what suppliers supplied components used in the Covered Products. Once the Covered Products were identified, the team generated a list of relevant suppliers of such products.

The Company engaged an independent third-party consultant to engage with the relevant suppliers.  All of the relevant suppliers were contacted through written communication making the suppliers aware of the Company’s policies regarding 3TG and requesting that the suppliers complete and return the Responsible Minerals Initiative (“RMI”) Conflict Mineral Reporting Template CMRT (“CMRT”).

Our third-party consultant reviewed and evaluated the responses that we received from suppliers for completeness and accuracy.  The consultant conducted necessary follow-up communications with suppliers when information provided by the suppliers appeared to be incomplete and when suppliers failed to respond within a reasonable period of time.  Where a supplier was unable to provide a CMRT, our third-party consultant requested information on its suppliers of products or components which may require 3TG for their production or functionality (“Tier 2 suppliers”).  These Tier 2 suppliers, and subsequent tiers of suppliers as needed, were then engaged.  When contact information was provided, Tier 2 and beyond suppliers were contacted via email or phone to attempt to build a chain-of-custody back to the 3TG SORs.

For those supply chains with SORs that were known or thought to be sourcing from the Covered Countries, additional investigation was needed to determine the source and chain-of-custody of the 3TG.  Our third-party consultant relied on the following internationally accepted audit standards to determine which SORs are considered “DRC Conflict Free”: the Responsible Minerals Assurance Process (RMAP), the London Bullion Market Association Good Delivery Program and the Responsible Jewellery Council Chain-of-Custody Certification.  Our third-party consultant is an official vendor member of the Responsible Minerals Initiative (RMI) to further facilitate the exchange of supply chain data and technical information in the quest for global ethical sourcing of materials.  This membership provided our third-party consultant access to the following working groups: Engage with the CMRT Development Team, Smelter Engagement Team, Smelter Data Management Team, RMI Stakeholders Call, and RMI Plenary.

If the SOR was not certified by these internationally-recognized schemes, our third-party consultant attempted to contact the SOR to gain more information about their sourcing practices, including countries of origin and transfer, and whether there were any internal due diligence procedures in place or other processes the SORs takes to track the chain-of-custody on the source of its mineral ores.  Relevant information reviewed included: whether the SOR had a documented, effective and communicated conflict-free policy, an accounting system to support a mass balance of materials processed, and traceability documentation.  Internet research was also performed to determine whether there were any outside sources of information regarding the SOR’s sourcing practices.

As indicated in the Form SD, this Report is publicly available on our website at https://patenergy.com/investors/financial-information/sec-filings/default.aspx.

III.Due Diligence Results

Based on the information obtained pursuant to the due diligence process, the Company does not have sufficient information with respect to the Covered Products to determine whether the 3TG in the Covered Products was sourced through a supply chain that benefitted armed groups in the Covered Countries.

The due diligence process identified 1,240 components and products requiring assessment. These components and products were supplied to Warrior by 64 suppliers. We sent the CMRT to all of these suppliers, and we received responses from 52% of these suppliers.

Of the supplier responses, we have identified 317 smelters and refineries unique to each of the 3TG as sources of the 3TG in our products, of which 255 have reportedly received a compliant designation from the RMI, 5 are listed as Active, and 57 are not listed or unknown. A list of the 317 smelters identified is attached to this report.

Given the nature of Warrior’s supply chain and the need to rely upon suppliers to identify sources of 3TG in Covered Products, it has not been practical for the Company to identify specific mines or locations of origin of such 3TG. Even those suppliers who can identify particular smelters associated with their products may not have information regarding the mines from which the smelters obtain the ores used to produce the minerals.

IV.Future Steps to Mitigate Risk

We intend to continue our supply chain due diligence efforts and engagement with suppliers to identify sources of conflict minerals in order to further mitigate the risk that 3TG in our products could benefit armed groups in the Covered Countries.

Attachment A

Metal	Smelter Name	Smelter Country	Status
Gold	Bangalore Refinery	India	Active
Gold	Chugai Mining	Japan	Active
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	Active
Gold	NH Recytech Company	Korea, Republic of	Active
Gold	Abington Reldan Metals, LLC	United States	Unknown/Not Listed
Gold	African Gold Refinery	Uganda	Unknown/Not Listed
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	Unknown/Not Listed
Gold	Caridad	Mexico	Unknown/Not Listed
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	Unknown/Not Listed
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	Unknown/Not Listed
Gold	Dijllah Gold Refinery FZC	United Arab Emirates	Unknown/Not Listed
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	Unknown/Not Listed
Gold	Fujairah Gold FZC	United Arab Emirates	Unknown/Not Listed
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	India	Unknown/Not Listed
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	Unknown/Not Listed
Gold	Guangdong Jinding Gold Limited	China	Unknown/Not Listed
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	Unknown/Not Listed
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	Unknown/Not Listed
Gold	Hunan Chenzhou Mining Co., Ltd.	China	Unknown/Not Listed
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	Unknown/Not Listed
Gold	HwaSeong CJ CO., LTD.	Korea, Republic of	Unknown/Not Listed
Gold	International Precious Metal Refiners	United Arab Emirates	Unknown/Not Listed
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	Unknown/Not Listed
Gold	Kaloti Precious Metals	United Arab Emirates	Unknown/Not Listed
Gold	Kazakhmys Smelting LLC	Kazakhstan	Unknown/Not Listed
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	Unknown/Not Listed
Gold	L'azurde Company For Jewelry	Saudi Arabia	Unknown/Not Listed
Gold	Lingbao Gold Co., Ltd.	China	Unknown/Not Listed
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	Unknown/Not Listed
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	Unknown/Not Listed
Gold	Modeltech Sdn Bhd	Malaysia	Unknown/Not Listed

Gold	Morris and Watson	New Zealand	Unknown/Not Listed
Gold	Morris and Watson Gold Coast	Australia	Unknown/Not Listed
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	Unknown/Not Listed
Gold	Pease & Curren	United States	Unknown/Not Listed
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	Unknown/Not Listed
Gold	QG Refining, LLC	United States	Unknown/Not Listed
Gold	Refinery of Seemine Gold Co., Ltd.	China	Unknown/Not Listed
Gold	Sabin Metal Corp.	United States	Unknown/Not Listed
Gold	SAFINA A.S.	Czech Republic	Unknown/Not Listed
Gold	Sai Refinery	India	Unknown/Not Listed
Gold	SAMWON METALS Corp.	Korea, Republic of	Unknown/Not Listed
Gold	Shandong Humon Smelting Co., Ltd.	China	Unknown/Not Listed
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	Unknown/Not Listed
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	Unknown/Not Listed
Gold	Sudan Gold Refinery	Sudan	Unknown/Not Listed
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	Unknown/Not Listed
Gold	Tony Goetz NV	Belgium	Unknown/Not Listed
Gold	TOO Tau-Ken-Altyn	Kazakhstan	Unknown/Not Listed
Gold	Universal Precious Metals Refining Zambia	Zambia	Unknown/Not Listed
Gold	Yunnan Copper Industry Co., Ltd.	China	Unknown/Not Listed
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	Compliant
Gold	C. Hafner GmbH + Co. KG	Germany	Compliant
Gold	Heraeus Metals Hong Kong Ltd.	China	Compliant
Gold	Metalor Technologies (Hong Kong) Ltd.	China	Compliant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	Compliant
Gold	Metalor Technologies S.A.	Switzerland	Compliant
Gold	Metalor USA Refining Corporation	United States	Compliant
Gold	Valcambi S.A.	Switzerland	Compliant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	Compliant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	Compliant
Gold	Argor-Heraeus S.A.	Switzerland	Compliant
Gold	Asahi Pretec Corp.	Japan	Compliant
Gold	Asahi Refining Canada Ltd.	Canada	Compliant
Gold	Asahi Refining USA Inc.	United States	Compliant
Gold	Aurubis AG	Germany	Compliant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	Compliant
Gold	Boliden AB	Sweden	Compliant

Gold	CCR Refinery - Glencore Canada Corporation	Canada	Compliant
Gold	Chimet S.p.A.	Italy	Compliant
Gold	Emirates Gold DMCC	United Arab Emirates	Compliant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	Compliant
Gold	Heimerle + Meule GmbH	Germany	Compliant
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany	Compliant
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	Compliant
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	Compliant
Gold	Istanbul Gold Refinery	Turkey	Compliant
Gold	Japan Mint	Japan	Compliant
Gold	Jiangxi Copper Co., Ltd.	China	Compliant
Gold	JSC Uralelectromed	Russian Federation	Compliant
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	Compliant
Gold	Kazzinc	Kazakhstan	Compliant
Gold	Kennecott Utah Copper LLC	United States	Compliant
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	Compliant
Gold	LS-NIKKO Copper Inc.	Korea, Republic of	Compliant
Gold	Matsuda Sangyo Co., Ltd.	Japan	Compliant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	Compliant
Gold	Mitsubishi Materials Corporation	Japan	Compliant
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	Compliant
Gold	MMTC-PAMP India Pvt., Ltd.	India	Compliant
Gold	Moscow Special Alloys Processing Plant	Russian Federation	Compliant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	Compliant
Gold	Nihon Material Co., Ltd.	Japan	Compliant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	Compliant
Gold	OJSC Novosibirsk Refinery	Russian Federation	Compliant
Gold	PAMP S.A.	Switzerland	Compliant
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	Compliant
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	Compliant
Gold	PX Precinox S.A.	Switzerland	Compliant
Gold	Rand Refinery (Pty) Ltd.	South Africa	Compliant
Gold	Royal Canadian Mint	Canada	Compliant
Gold	SEMPSA Joyeria Plateria S.A.	Spain	Compliant
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	Compliant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	Compliant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	Compliant
Gold	Solar Applied Materials Technology Corp.	Taiwan	Compliant
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	Compliant
Gold	T.C.A S.p.A	Italy	Compliant
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	Compliant

Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China	Compliant
Gold	Tokuriki Honten Co., Ltd.	Japan	Compliant
Gold	Umicore Brasil Ltda.	Brazil	Compliant
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	Compliant
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	Compliant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	Compliant
Gold	AU Traders and Refiners	South Africa	Compliant
Gold	Italpreziosi	Italy	Compliant
Gold	Metalor Technologies (Suzhou) Ltd.	China	Compliant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	Compliant
Gold	SAAMP	France	Compliant
Gold	Umicore Precious Metals Thailand	Thailand	Compliant
Gold	8853 S.p.A.	Italy	Compliant
Gold	Advanced Chemical Company	United States	Compliant
Gold	Aida Chemical Industries Co., Ltd.	Japan	Compliant
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	Compliant
Gold	Asaka Riken Co., Ltd.	Japan	Compliant
Gold	Cendres + Metaux S.A.	Switzerland	Compliant
Gold	Daejin Indus Co., Ltd.	Korea, Republic of	Compliant
Gold	DODUCO Contacts and Refining GmbH	Germany	Compliant
Gold	Dowa	Japan	Compliant
Gold	DS PRETECH Co., Ltd.	Korea, Republic of	Compliant
Gold	DSC (Do Sung Corporation)	Korea, Republic of	Compliant
Gold	Eco-System Recycling Co., Ltd.	Japan	Compliant
Gold	Geib Refining Corporation	United States	Compliant
Gold	HeeSung Metal Ltd.	Korea, Republic of	Compliant
Gold	Kojima Chemicals Co., Ltd.	Japan	Compliant
Gold	Korea Zinc Co., Ltd.	Korea, Republic of	Compliant
Gold	L'Orfebre S.A.	Andorra	Compliant
Gold	Marsam Metals	Brazil	Compliant
Gold	Materion	United States	Compliant
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	Compliant
Gold	Planta Recuperadora de Metales SpA	Chile	Compliant
Gold	REMONDIS PMR B.V.	Netherlands	Compliant
Gold	Safimet S.p.A	Italy	Compliant
Gold	Samduck Precious Metals	Korea, Republic of	Compliant
Gold	SAXONIA Edelmetalle GmbH	Germany	Compliant
Gold	Singway Technology Co., Ltd.	Taiwan	Compliant
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic of	Compliant
Gold	Torecom	Korea, Republic of	Compliant
Gold	United Precious Metal Refining, Inc.	United States	Compliant

Gold	WIELAND Edelmetalle GmbH	Germany	Compliant
Gold	Yamakin Co., Ltd.	Japan	Compliant
Gold	Yokohama Metal Co., Ltd.	Japan	Compliant
Tantalum	Asaka Riken Co., Ltd.	Japan	Compliant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	Compliant
Tantalum	D Block Metals, LLC	United States	Compliant
Tantalum	Exotech Inc.	United States	Compliant
Tantalum	F&X Electro-Materials Ltd.	China	Compliant
Tantalum	FIR Metals & Resource Ltd.	China	Compliant
Tantalum	Global Advanced Metals Aizu	Japan	Compliant
Tantalum	Global Advanced Metals Boyertown	United States	Compliant
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China	Compliant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China	Compliant
Tantalum	H.C. Starck Co., Ltd.	Thailand	Compliant
Tantalum	H.C. Starck Hermsdorf GmbH	Germany	Compliant
Tantalum	H.C. Starck Inc.	United States	Compliant
Tantalum	H.C. Starck Ltd.	Japan	Compliant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany	Compliant
Tantalum	H.C. Starck Tantalum and Niobium GmbH	Germany	Compliant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	Compliant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	Compliant
Tantalum	Jiangxi Tuohong New Raw Material	China	Compliant
Tantalum	Jiujiang Janny New Material Co., Ltd.	China	Compliant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	Compliant
Tantalum	Jiujiang Tanbre Co., Ltd.	China	Compliant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	Compliant
Tantalum	KEMET Blue Metals	Mexico	Compliant
Tantalum	Kemet Blue Powder	United States	Compliant
Tantalum	LSM Brasil S.A.	Brazil	Compliant
Tantalum	Metallurgical Products India Pvt., Ltd.	India	Compliant
Tantalum	Mineracao Taboca S.A.	Brazil	Compliant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	Compliant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	Compliant
Tantalum	NPM Silmet AS	Estonia	Compliant
Tantalum	Power Resources Ltd.	Macedonia, The Former Yugoslav Republic Of	Compliant
Tantalum	QuantumClean	United States	Compliant
Tantalum	Resind Industria e Comercio Ltda.	Brazil	Compliant
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	Compliant
Tantalum	Taki Chemical Co., Ltd.	Japan	Compliant
Tantalum	Telex Metals	United States	Compliant
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	Compliant

Tantalum	XinXing Haorong Electronic Material Co., Ltd.	China	Compliant
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	Compliant
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam	Unknown/Not Listed
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	Unknown/Not Listed
Tin	Estanho de Rondonia S.A.	Brazil	Unknown/Not Listed
Tin	HuiChang Hill Tin Industry Co., Ltd.	China	Unknown/Not Listed
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	Unknown/Not Listed
Tin	Pongpipat Company Limited	Myanmar	Unknown/Not Listed
Tin	Super Ligas	Brazil	Unknown/Not Listed
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam	Unknown/Not Listed
Tin	Alpha	United States	Compliant
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	Compliant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	Compliant
Tin	China Tin Group Co., Ltd.	China	Compliant
Tin	CV Ayi Jaya	Indonesia	Compliant
Tin	CV Dua Sekawan	Indonesia	Compliant
Tin	CV Gita Pesona	Indonesia	Compliant
Tin	CV United Smelting	Indonesia	Compliant
Tin	CV Venus Inti Perkasa	Indonesia	Compliant
Tin	Dowa	Japan	Compliant
Tin	EM Vinto	Bolivia	Compliant
Tin	Fenix Metals	Poland	Compliant
Tin	Gejiu Fengming Metallurgy Chemical Plant	China	Compliant
Tin	Gejiu Jinye Mineral Company	China	Compliant
Tin	Gejiu Kai Meng Industry and Trade LLC	China	Compliant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	Compliant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	Compliant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	Compliant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	Compliant
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China	Compliant
Tin	Huichang Jinshunda Tin Co., Ltd.	China	Compliant
Tin	Jiangxi New Nanshan Technology Ltd.	China	Compliant
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	Compliant
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	Compliant
Tin	Melt Metais e Ligas S.A.	Brazil	Compliant
Tin	Metallic Resources, Inc.	United States	Compliant
Tin	Metallo Belgium N.V.	Belgium	Compliant
Tin	Metallo Spain S.L.U.	Spain	Compliant
Tin	Mineracao Taboca S.A.	Brazil	Compliant
Tin	Minsur	Peru	Compliant

Tin	Mitsubishi Materials Corporation	Japan	Compliant
Tin	Modeltech Sdn Bhd	Malaysia	Compliant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	Compliant
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	Compliant
Tin	Operaciones Metalurgical S.A.	Bolivia	Compliant
Tin	PT Aries Kencana Sejahtera	Indonesia	Compliant
Tin	PT Artha Cipta Langgeng	Indonesia	Compliant
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	Compliant
Tin	PT Babel Inti Perkasa	Indonesia	Compliant
Tin	PT Babel Surya Alam Lestari	Indonesia	Compliant
Tin	PT Bangka Prima Tin	Indonesia	Compliant
Tin	PT Bangka Serumpun	Indonesia	Compliant
Tin	PT Bangka Tin Industry	Indonesia	Compliant
Tin	PT Belitung Industri Sejahtera	Indonesia	Compliant
Tin	PT Bukit Timah	Indonesia	Compliant
Tin	PT DS Jaya Abadi	Indonesia	Compliant
Tin	PT Inti Stania Prima	Indonesia	Compliant
Tin	PT Karimun Mining	Indonesia	Compliant
Tin	PT Kijang Jaya Mandiri	Indonesia	Compliant
Tin	PT Menara Cipta Mulia	Indonesia	Compliant
Tin	PT Mitra Stania Prima	Indonesia	Compliant
Tin	PT Panca Mega Persada	Indonesia	Compliant
Tin	PT Premium Tin Indonesia	Indonesia	Compliant
Tin	PT Prima Timah Utama	Indonesia	Compliant
Tin	PT Rajehan Ariq	Indonesia	Compliant
Tin	PT Refined Bangka Tin	Indonesia	Compliant
Tin	PT Sariwiguna Binasentosa	Indonesia	Compliant
Tin	PT Stanindo Inti Perkasa	Indonesia	Compliant
Tin	PT Sukses Inti Makmur	Indonesia	Compliant
Tin	PT Sumber Jaya Indah	Indonesia	Compliant
Tin	PT Timah (Persero) Tbk Kundur	Indonesia	Compliant
Tin	PT Timah (Persero) Tbk Mentok	Indonesia	Compliant
Tin	PT Tinindo Inter Nusa	Indonesia	Compliant
Tin	PT Tirus Putra Mandiri	Indonesia	Compliant
Tin	PT Tommy Utama	Indonesia	Compliant
Tin	Resind Industria e Comercio Ltda.	Brazil	Compliant
Tin	Rui Da Hung	Taiwan	Compliant
Tin	Soft Metais Ltda.	Brazil	Compliant
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	Viet Nam	Compliant
Tin	Thaisarco	Thailand	Compliant
Tin	Tin Technology & Refining	United States	Compliant

Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	Compliant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	Compliant
Tin	Yunnan Tin Company Limited	China	Compliant
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	China	Active
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	China	Unknown/Not Listed
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	Unknown/Not Listed
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan	Compliant
Tungsten	ACL Metais Eireli	Brazil	Compliant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China	Compliant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	Compliant
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China	Compliant
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China	Compliant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	Compliant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	Compliant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	Compliant
Tungsten	Global Tungsten & Powders Corp.	United States	Compliant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	Compliant
Tungsten	H.C. Starck Smelting GmbH & Co. KG	Germany	Compliant
Tungsten	H.C. Starck Tungsten GmbH	Germany	Compliant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	Compliant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China	Compliant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China	Compliant
Tungsten	Hydrometallurg, JSC	Russian Federation	Compliant
Tungsten	Japan New Metals Co., Ltd.	Japan	Compliant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	Compliant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	Compliant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	Compliant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	Compliant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	Compliant
Tungsten	Kennametal Fallon	United States	Compliant
Tungsten	Kennametal Huntsville	United States	Compliant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	Compliant
Tungsten	Masan Tungsten Chemical LLC (MTC)	Viet Nam	Compliant
Tungsten	Moliren Ltd.	Russian Federation	Compliant
Tungsten	Niagara Refining LLC	United States	Compliant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	Compliant
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	China	Compliant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Viet Nam	Compliant
Tungsten	Unecha Refractory Metals Plant	Russian Federation	Compliant
Tungsten	Wolfram Bergbau und Hutten AG	Austria	Compliant

Tungsten	Woltech Korea Co., Ltd.	Korea, Republic of	Compliant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	Compliant
Tungsten	Xiamen Tungsten Co., Ltd.	China	Compliant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China	Compliant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China	Compliant